UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2007
Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N. Brooklyn Park, Minnesota (Address of principal executive offices)		55428 (Zip Code)
Registrant’s telephone number, including area code (763) 391-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Index to Exhibits
Form of Stay Bonus Agreement

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 26, 2007, the Compensation Committee of the Board of Directors of Wilsons The Leather Experts Inc. (the “Company”) approved a form of Stay Bonus Agreement to be offered to the executive officers identified below that provides for possible payment of a bonus in the amount identified for each person, to be paid in accordance with the terms of the Stay Bonus Agreement: Stacy A. Kruse, Chief Financial Officer and Treasurer ($110,000); Betty A. Goff, Vice President, Human Resources ($75,000); M. Adam Boucher, Vice President, Store Sales and Real Estate ($75,000); William S. Hutchison, Vice President, Sourcing ($75,000); and Michael J. Tripp, Vice President, Logistics ($75,000). A Stay Bonus Agreement was not offered to Megan L. Featherston, Chief Merchandising Officer, because her existing employment offer letter provides for guaranteed payment of her targeted 2006 annual bonus equal to $120,000 so long as she remains employed in March 2007 or if she is terminated without cause (as defined in her employment offer letter) prior to such date, whereas the other executive officers do not have guaranteed bonuses. The retention bonus will be payable under the terms of the Stay Bonus Agreement if the executive officer remains employed with the Company on July 6, 2007 or if he or she is terminated by the Company without cause (as defined in the Stay Bonus Agreement) prior to such date.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	Form of Stay Bonus Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: February 1, 2007	By	/s/ Stacy A. Kruse
Stacy A. Kruse
Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
10.1	Form of Stay Bonus Agreement.	Electronic Transmission